EXHIBIT 99.1

Upexi Closes Acquisition of E-Core and its Subsidiaries,

Adding Over $40 Million in Trailing Twelve Month Sales and

Increasing Projected Calendar 2023 Sales to $100M

E-Core’s subsidiaries, Tytan Products and New England Technology, provide Upexi with entrance into the toy category as well as national retail distribution for branded and non- branded products

Clearwater, FL / November 2, 2022 / Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted brand owner and innovator in aggregation, today announced the closing of its acquisition of E-Core, Inc. (“E-Core”) and its subsidiaries; Tytan Products (“Tytan”) and New England Technology, Inc. (“New England Technology”), for a combination of cash, stock and one-to-three year notes. Tytan is a children’s toy brand and maker of popular magnetic tiles and building blocks and New England Technology is a national distributor for branded consumer products.

Allan Marshall, CEO of Upexi, commented, “The diversified business of E-Core is very complimentary to our brand acquisition and distribution business model and E-Core and its subsidiaries fit perfectly with our model of profitability and organic growth. In particular, Tytan has grown 100% over the past two years, with major retail distribution through some of the largest retailers in America. We are excited to enter another recession resistant category with compounding organic growth and national distribution.”

With over $40 million in trailing twelve-month sales, E-Core provides Upexi with an entrance into the toy category as well as national retail distribution for owned and non-owned branded products. Tytan is a high-quality, eco-conscious toy company that has grown 100% over the past two years. They are continuously expanding their network of retail partners with new, innovative offerings and their products are currently available online through Walmart.com and SamsClub.com, as well as in-store through leading retailers such as Walmart, Sam's Club and BJ’s Wholesale. New England Technology is one of the most competitively priced distributors for name branded consumer electronics in the industry with several innovative distribution models specializing in e-commerce, business to business, and business to consumer marketplaces.

Marshall continued, “We continue to focus on both growth and profitability, with an internal goal of 40-50% organic growth and the continued acquisition of profitable brands adding to year-over-year top and bottom line growth. This acquisition expands our ability to leverage direct-to-consumer distribution and the broad distribution capabilities of E-core and its subsidiaries. We look forward to capitalizing on the synergies between E-Core and our current business to generate additional scale and growth.”

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty, and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

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Forward Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Nortstrud

Chief Financial Officer

andrew.norstrud@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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